Exhibit 23.2

Audit • Tax • Consulting • Financial Advisory Registered with Public Company Accounting Oversight Board (PCAOB)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 Amendment No. 2 of ABVC Biopharma, Inc. of our report dated March 15, 2021 relating to the consolidated financial statements of ABVC Biopharma, Inc. and its subsidiaries, which appear in such Registration Statement. We also consent to the reference to us under the caption “Experts” in such Registration Statement.

/s/ KCCW Accountancy Corp.
Diamond Bar, California

June 14, 2022

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KCCW Accountancy Corp. 3333 S. Brea Canyon Road, Suite 206, CA 91765 USA

Tel: +1 909 348 7228 • Fax: +1 909 895 4155